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DTSI - DTS to Acquire SRS Labs in Cash-and-Stock Transaction - Conference Call

EVENT DATE/TIME: APRIL 17, 2012 / 12:30PM  GMT

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CORPORATE PARTICIPANTS

Anne McGuinness DTS Inc - IR

Jon Kirchner DTS Inc - Chairman and CEO

Tom C.K. Yuen SRS Labs - Chairman, CEO, President

Mel Flanigan DTS Inc - CFO

CONFERENCE CALL PARTICIPANTS

Mike Olson Piper Jaffray & Co. - Analyst

Andy Hargreaves Pacific Crest Securities - Analyst

Ralph Schackart William Blair & Company - Analyst

John Bright Avondale Partners - Analyst

Barbara Coffey Brigantine - Analyst

Paul Coster JPMorgan Chase & Co. - Analyst

Anthony Stoss Craig-Hallum - Analyst

Tony Reiner Cantor Fitzgerald - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and thank you for standing by. Welcome to today’s conference call webcast discussing today’s announcement by DTS of its acquisition of SRS Labs. During today’s presentation, all participants will be in a listen-only mode. (Operator Instructions) The conference is being recorded today, April 17, 2012. I would now like to turn the call over to Ms. Anne McGuinness of DTS Investor Relations. Anne, please go ahead.

Anne McGuinness  - DTS Inc - IR

Thank you, Melody. Good morning, everyone. Welcome to the call and thank you for joining on short notice. In addition to today’s press release, we have posted a presentation for investors on DTS’s website. We will not be going through the presentation during this call, but it contains further detail about the transaction for your information.

With me on today’s call from DTS are Jon Kirchner, Chairman and CEO, and Mel Flanigan, CFO. We are also joined by SRS Labs’ Chairman, CEO and President, Thomas C.K. Yuen, and CFO, Chuck McBride. At the conclusion of the prepared remarks, we will open the call for Q&A regarding the transaction. In order to use the time we have efficiently, we will only be taking questions that are specifically related to the deal. We will be reporting our fiscal first quarter results in May.

Before we begin, let me remind you that comments made on today’s call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current assumptions and opinions concerning a variety of known and unknown risks. Actual results may differ materially from those contained in or suggested by such forward-looking statements. Please refer to the full disclosures regarding the risks that may affect DTS, SRS and the proposed transaction which may be found in the current report on Form 8-K filed today by both DTS and SRS.

Finally, please note that the following communication is not an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. We urge investors and security holders to read the registration statement on Form S-4, including the definitive proxy statement perspective and all other relevant documents filed with the SEC or sent to SRS stockholders as they become available because they will contain important information about the proposed transaction. In addition, DTS, SRS and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information regarding the interest of these participants can be found in DTS’s and SRS’s most recent proxy statement filed with the SEC and additional information regarding their interest will be contained in the joint proxy statement perspective to be filed by DTS and SRS. With that, I will turn the call over to Jon.

Jon Kirchner  - DTS Inc - Chairman and CEO

Thank you, Anne, and hello, everybody. We appreciate the opportunity to be here with you today thank you for taking the time to join us on short notice. I’m very excited to announce that we have entered into a definitive agreement to acquire SRS Labs. We believe the combination of the two companies is going to create a tremendous offering for our customers, significant shareholder value for both DTS and SRS shareholders and great opportunities for our employees. Let me start out by discussing why these two companies are an excellent fit and the strategic rationale and benefits of the transaction, then we will address the transaction details and financial implications.

For those of you who are less familiar with the company, SRS Labs is a leader and auto processing enhancement technologies. SRS has approximately 150 issued and pending audio technology patents and has deployed a wide range of processing technologies on a number of silicon platforms. Based in Southern California, SRS had global revenues of approximately $33 million in 2011. So, first and foremost, through this acquisition we’re bringing together two highly complementary technology and product portfolios. DTS’s suite of audio solutions and SRS’s range of audio processing technologies to extend DTS’s position as the leading audio solutions provider.

Importantly, the combination accelerates DTS’s strategy to provide customers with a comprehensive, integrated suite of audio solutions for all of their needs from voice processing through audio rendering and from low bit rate applications to high quality lossless audio delivery. We believe the turnkey range of solutions we can offer as a combined company will be the strongest in the industry. The transaction will help accelerate DTS’s expansion in the key growth areas of mobile another network connected device markets positioning us to more effectively take advantage of the powerful growth trends expected across this segment.

As most of you know, the market for network connected devices is expected to grow to as many as 2 billion units annually by 2016. In order to take advantage of this tremendous long-term opportunity, we have been working to get more DTS encoded content in the cloud, expanding relationships with semiconductor manufacturers and steadily building our portfolio of technologies to offer a wider range of audio solutions for the network connected market. DTS saw more than 60% growth in the network connected categories in 2011 alone as our customers released more than 4000 new smartphones, digital media players, PCs and TV models incorporating DTS technology.

SRS had revenues of approximately $33 million in 2011, the substantial portion of which came from devices in the network connected space. SRS audio processing technologies are deployed on a broad range of silicon platforms and its established market presence will help expand DTS’s footprint with key licensees. SRS brings a number of complementary technologies and customer relationships to DTS’s already robust lineup in the key growth areas of smart phones, tablets, PCs and network connected TVs. For example, SRS audio enhancement technologies have been incorporated in HTC smartphones and on PC products from HP, Dell and Toshiba. The acquisition will accelerate our network connected growth strategy by enabling us to penetrate this market more rapidly and by creating economies of scale in R&D that will enhance the pace of innovation and future product development efforts.

In addition, the transaction expands DTS’s already sizable portfolio of audio related intellectual property creating one of the broadest in the industry. Together, DTS and SRS have over 1000 registered and pending patents and trademarks. The combination deepens our footprint with a well diversified global base of customers and will enable us to provide even higher levels of service. The anticipated robust customer synergies will enable greater reach and support around the world.

We expect the customer synergies will also create cost efficiencies for the combined company and our customers through streamlined sales and licensing activities. In short, we believe this transaction enhances our ability to provide best-in-class, comprehensive integrated audio solutions coupled with world class on-the-ground service and support. In addition, the transaction is expected to provide important scale benefits and cost efficiencies across the board through the consolidation of overhead as well as some other sales and marketing and R&D efforts.

In particular, increased scale on the licensing operation will enable DTS to more rapidly and cost effectively monetize the combined portfolio of technology. We expect the transaction to be immediately accretive on a non-GAAP basis excluding one-time expenses related to the transaction and accretive on a GAAP basis in 2013 supported by least $8 million in estimated annual combined cost synergies. We look forward to a successful close of the transaction and will provide an update on the progress of our transaction on the earnings call in May. And now it’s my pleasure to turn it over to Tom.

Tom C.K. Yuen  - SRS Labs - Chairman, CEO, President

Thank you, Jon. I’m delighted to be here this morning to share this exciting news. DTS provides the larger platform that SRS needs in order to fully realize its strategic objectives. The transaction brings together two great organizations, brands and product portfolios for the benefit of our constituents worldwide. With access to collective resources of a larger company, SRS customers and partners will benefit from enhanced service around the world. The combined company will offer a comprehensive and integrated suite of audio solutions that will enable customers to satisfy all of their audio solution needs in one place. Consumers will benefit from our combined ability to drive faster innovation and push audio technology to the next level, continuing to improve the sound experience on hundreds of millions of consumer electronics products worldwide.

This transaction also offers tremendous value for SRS shareholders. The task consideration provides a meaningful and immediate benefit while the stock portion gives our shareholders the opportunity to participate in the combined company’s exciting growth prospects. As the largest shareholder of SRS, together with the holdings of my family trust and foundation, I have shown my excitement for this transaction by executing a voting agreement whereby I have committed to vote all of the shares under my control in favor of this transaction. In short, I believe that the combination of DTS and SRS will push the boundaries of innovation even further, improve the consumer experience across devices and provide significant benefits to our consumers, partners, employees and shareholders. Now, I will turn the call back to Mel.

Mel Flanigan  - DTS Inc - CFO

Thanks, Tom. Let’s now turn to the key terms of financial metrics of the agreement. This is a 50-50 cash and stock transaction valued at approximately $148 million in aggregate equity value or $9.50 per SRS share, including acquired net cash of approximately $38 million as of December 31, 2011. SRS shareholders may elect to receive either $9.50 per share in cash or a fixed ratio of 0.31127 shares of DTS common stock for every share of SRS common stock they own subject to proration and adjustment as described in the definitive agreement. The cash and stock components will each equal 50% of the aggregate consideration paid with shares of DTS valued at $30.52 per share for purposes of this calculation. The consideration represents a premium of 38% per share over SRS’s stock price as of the close of trading on April 16, 2012.

SRS options and restricted stock units will accelerate and terminate upon the closing of the transaction and the holders thereof will be entitled to receive the $9.50 per share purchase price net of any option exercise costs, payable in cash. DTS will finance the cash portion of the acquisition through combination of existing cash balances and a new credit facility. The agreement has been unanimously approved by both Boards and we expect the transaction to close in the third quarter of 2012 following the satisfaction of customary closing conditions including review by US regulators and approval by SRS shareholders. SRS will be integrated into DTS and we do not anticipate any unusual challenges to integration or to securing regulatory approval.

DTS and SRS are strategically aligned with the shared focus on audio technology innovation and operational excellence. We’re very focused on a seamless integration and on ensuring our combined customers receive the full benefits of the transaction. We look forward to working with members of SRS team to accelerate delivery of a compelling end-to-end audio solutions to a broad base of customers. In the meantime, our experienced management teams will be working together to ensure a smooth and disciplined integration process while maintaining our focus on executing our business plans and seeking the required approvals for this transaction.

We believe the consideration is structured in a way that is good for both DTS and SRS shareholders. For DTS shareholders, the acquisition is consistent with our disciplined approach to capital allocation and our focus on return on invested capital is it represents an effective use of capital in alignment with DTS’s overall strategies. DTS will remain in a strong cash position following the transaction with more than $50 million in cash and relatively low debt. Our strong free cash flow will continue to be supported by strong margins and the significant synergies we expect from this transaction. We believe the cash balance will be more than sufficient to respond quickly to changes in market dynamics, take advantage of unexpected opportunities and retain flexibility for future investments and growth. In addition, we expect to resume DTS’s previously announced share repurchase program once the initial integration is completed. As a reminder, our Board recently authorized the repurchase of 2 million shares of common stock. SRS shareholders will receive an attractive premium and the opportunity to participate in the upside of the combined business through the equity portion of the consideration.

In summary, we’re very excited to be bringing together two of highly complementary audio technology companies at a time when the industry is in the middle of a major transition and presents explosive growth opportunities from cloud-based entertainment delivery and the proliferation of network connected devices. The SRS acquisition fits nicely with and accelerates DTS’s strategy in network connected space and our goal of providing truly best-in-class comprehensive audio solutions across all platforms. This transaction, coupled with our expectations for continued growth in the Blu-Ray market, positions us even better for the future. Thank you very much. With that, Operator, let’s please open up the call for questions.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions)

We’ll go to Mike Olson with Piper Jaffray.

Mike Olson  - Piper Jaffray & Co. - Analyst

Good morning. Looks like there are some interesting synergies here with markets that SRS was strong in, and complementary with DTS. And I guess both companies were targeting in some ways mobile and connected devices. Could you just talk about, at all, anything on what the ASPs for SRS labs on mobile and connected devices have been, and how that compares to the ASPs that DTS has experienced in the space?

Jon Kirchner  - DTS Inc - Chairman and CEO

Not in a position to comment at this point, Mike, but I think as the transaction closes we will be able to give you a better perspective around our guidance and expectations in the future in that regard.

Mike Olson  - Piper Jaffray & Co. - Analyst

And I guess one quick follow-up would be — given it is relatively complementary, what areas of the market would you suggest there was existing competition between the two companies, and what areas are you seeing that are more complementary? So, maybe a more high-level general question.

Jon Kirchner  - DTS Inc - Chairman and CEO

Well, I think, as you think about the future and the development of 3-D, for example, I think there is a highly complementary view towards the 3-D opportunity as both SRS and DTS have been pursuing slightly different angles of the opportunity there, where I think combined we’ll be a much stronger player in some of the next-generation developments. Similarly, as you look at some of the existing product categories, whether it be home and car, PC, broadcast, mobile, so on and so forth, while we are on a path towards, I would say, greater competition, there are some differences in our product offerings as we sit here today that we believe allows us to create complementary solutions, and even in all of those spaces. So, I would characterize the broader space across all of our markets as being one that, given current circumstances, is far more complementary than it is truly competing at this point, given the fact that our post-processing business was in earlier stages of expected growth.

Mike Olson  - Piper Jaffray & Co. - Analyst

All right. I will turn it over. Thanks.

Operator

(Operator Instructions) And our next question comes from Andy Hargreaves with Pacific Crest.

Andy Hargreaves  - Pacific Crest Securities - Analyst

It’s a little early, I know, but I wonder if you could comment at all on what the go-to-market will be? And to the extent that there is overlap, what the strategy for the overlap will be, in terms of product functionality?

Jon Kirchner  - DTS Inc - Chairman and CEO

Yes, Andy, I think our view is that the opportunity over time is really to provide complete, full audio solutions that deal with preprocessing, codec delivery and post processing and an integrated intelligence suite. So, I would envision over time that our products will go through various stages of natural transition and combination into the most compelling packages from both a customer and a consumer perspective. I think specifically with regard to exactly what and when, I would reserve that for future discussion as the transaction closes and the product roadmaps come together, but we will certainly have a lot more to say about this as we get on throughout the year.

Andy Hargreaves  - Pacific Crest Securities - Analyst

Okay. And then maybe a question for Thomas. Can you comment at all on the process that you guys went through? You mentioned in the press release that this was the decision after a long process of seeking alternative bids, as well as other alternatives. So, can you comment at all on how many companies that you thought about, and what kind of other bids you thought about?

Tom C.K. Yuen  - SRS Labs - Chairman, CEO, President

Andy, very good question. Before accepting the DTS offer, our Board of Directors conducted a thorough and careful review, which included a process to seek and consider competing offers, and also considered staying independent. Much of that detail will be in the proxy, but certainly that was a very good question.

Andy Hargreaves  - Pacific Crest Securities - Analyst

And then maybe actually — sorry, one more for Jon. SRS had been promoting MDA. Can you just give us your thoughts on that, and how you might proceed with that?

Jon Kirchner  - DTS Inc - Chairman and CEO

Sure. MDA, for the benefit of other participants on the call, multi-dimensional audio, really dealing with next-generation audio delivery, particularly around applications like 3-D. I think it certainly is something of interest to both of us. Defining the future of audio delivery in a more innovative and advanced way. So, I think it remains very much on our collective roadmaps, and I think the combination will allow us to accelerate some of the work that is already ongoing and exists in both respective companies. So, again, we will have more to say about that as we get through the transaction, and begin to give some guidance and color about how we see the product offerings over time coming together.

Andy Hargreaves  - Pacific Crest Securities - Analyst

Okay. Thank you.

Operator

Next, we’ll hear from Ralph Schackart with William Blair.

Ralph Schackart  - William Blair & Company - Analyst

Good morning. Jon, I was wondering what you’re going to do with the SRS brand? And then also, do you pick up any key relationships with SRS that DTS did not previously have, either at the OEM, distribution level or the IC level? And then also, can you give us maybe an example of what particular vertical or penetration SRS brings to the table, particularly on the mobile side?

Jon Kirchner  - DTS Inc - Chairman and CEO

Well, there are currently, Ralph, customers that SRS is doing business with in the mobile space that DTS is currently not publicly shipping technology and products with. Examples in that area might be ZTE or HTC. I think the interesting thing about this combination is, in some cases, SRS brings to the table different relationships at some of the broader customers that we share. And so, we think the combination there, and the depth and the breadth of the relationships between us will allow us to more effectively service customers, as well as, I think, deliver better service and more compelling offerings.

With regard to the brands themselves, obviously SRS is a well-known brand in certain spaces and in different geographies around the world. I think our expectation is obviously to capitalize on the brand equity, as well as our own brands, of course, are extremely well known. So, we will be advising more on exactly how we see that coming together. But, in short, we believe there is naturally value in both the technology and the brand. And particularly in the relationships and the people on both sides of the aisle, there is some real talent that we look forward to working with to really advance audio to another level, and ultimately build a stronger market position in supporting our customers in a more aggressive and attractive way.

Ralph Schackart  - William Blair & Company - Analyst

Thank you.

Operator

Our next question comes from John Bright with Avondale Partners.

John Bright  - Avondale Partners - Analyst

Thank you. Jon, Dolby has talked about bundling recently as a competitive strategy for mobile OEMs. How important is this transaction as a strategic or competitive response to that?

Jon Kirchner  - DTS Inc - Chairman and CEO

Well, I think in our view, it is not a response really to anything, but instead it stems out of an existing strategy and belief that this transaction will accelerate our market progress given the opportunity that lies ahead, and particularly in the network connected space. So, it clearly will move us along further. We had a lot of work and ongoing activity in the market beginning to build a footprint in pre- and post-processing. But the advantage here is just that it materially accelerates the timing of that, and also brings in, I think, a nice base of talent into the combined organization where we can really work together to be stronger and be better together.

John Bright  - Avondale Partners - Analyst

Within the presentation, you talk about the expected — expect it to provide scale benefits, as well as operating and customer licensing cost efficiencies. Should we think about those efficiencies in order of most meaningful operating first, customer second, licensing cost third?

Jon Kirchner  - DTS Inc - Chairman and CEO

I think it depends on from what perspective you look at that question, because there is different economic perhaps value, and different strategic and qualitative value in each of them. So, certainly from an investor standpoint, the operating synergies will be meaningful. I think the strategic leverage of this transaction will bear itself out over time in a meaningful way as we both present and support our technologies in the hands of customers. And certainly on a licensing efficiency standpoint, that is probably third, as you say, in the list in terms of relative economic value. But there’s no question that, given the complexity of IP licensing and enforcement, that there is an advantage here in having a broader line card, and having a more streamlined way to support and service our customer base.

John Bright  - Avondale Partners - Analyst

Clean-up questions for Mel on the deal. Mel, the terms of the debt, one. Two, did Tom take — did he choose cash or DTSI stock? And were there competing offers? If so, how many?

Mel Flanigan  - DTS Inc - CFO

So, we can’t speak to competing offers. In terms of the debt, I think we will be establishing a new credit facility under normal terms today, which are relatively attractive. We’re looking at it as, for lack of a better term, kind of mezzanine debt financing, if you will. And the combined entity will have meaningful cash balances, and be generating cash in a fairly significant way going forward. So, we don’t anticipate it being a long-term kind of structure.

And then, in terms of Tom’s transaction, I think, at the end of the day, all of this is expected to be broken down to the 50/50 relationship.

John Bright  - Avondale Partners - Analyst

Thank you.

Operator

We’ll go next to Barbara Coffey with Brigantine.

Barbara Coffey  - Brigantine - Analyst

Good morning. Can you speak about what you expect to happen to the employees? How many people you expect to bring over? Also, if people have development facilities outside the US, what do you perceive the combined entity to look like?

Jon Kirchner  - DTS Inc - Chairman and CEO

Bigger and stronger, is the short answer, [Bobbie]. (laughter) Being a little more granular, we are working on integration planning process that will play out over the next few months. So, won’t speak specifically today to exactly what the organization will look like, but I’m genuine in that part of the reason that we are excited about the transaction is there is a strong base of talent amongst the SRS team, and we intend to obviously integrate that in our organization in a pretty effective way. So, we will come back to you, as we complete the transaction, with a lot more specifics around that. Naturally there is certain overhead synergies, and just cost of doing business synergies that are pretty obvious in any public-to-public transaction. So, we will be realizing the benefit of those.

From an R&D perspective, SRS does some work R&D-wise in Asia and China, and specifically in addition to in California, and we currently do not have R&D teams in China specifically. We have various technical support that exists in China, but not R&D teams specifically conducting our R&D elsewhere in Asia. So, I think the nice thing is that as we look at key markets like China, having a broader footprint in a geography like that is certainly a good thing for our business, and will enable us to accelerate the pace of innovation and servicing our customers. So, more news to follow, but I think it’s fair to say that we have done a fair amount of work in thinking about this, and will continue to do that through the integration planning phase over the next two or three months.

Barbara Coffey  - Brigantine - Analyst

Thank you, Jon.

Operator

Our next quest comes from Paul Coster with JPMorgan.

Paul Coster  - JPMorgan Chase & Co. - Analyst

Yes, thank you. Congratulations, everyone. A couple of quick questions. One is — where is the SRS cash held? Is it domestic or in international accounts? And the second one is — Jon, just your initial thoughts on regulatory approval?

Mel Flanigan  - DTS Inc - CFO

First, Paul, the cash is held in the US with regard to SRS. And regulatory approval, because our businesses are largely complementary, I don’t expect any particular regulatory hurdles, just going through naturally the mechanics of that. So, we expect it to be a relatively smooth and efficient process.

Paul Coster  - JPMorgan Chase & Co. - Analyst

Okay. Thank you.

Operator

Next we’ll go to Anthony Stoss of Craig-Hallum.

Anthony Stoss  - Craig-Hallum - Analyst

Thanks. All my questions were asked.

Operator

And we’ll go next to Tony Reiner with Cantor Fitzgerald.

Tony Reiner  - Cantor Fitzgerald - Analyst

Hi. How are you, guys? Congrats and thanks. Can you just walk through the terms a little bit, please? I understand it’s supposed to be broken down into 50/50, but is it a fixed value of $9.50 that SRSL is getting part cash/part stock, or does the value flow as DTS stock flows?

Mel Flanigan  - DTS Inc - CFO

There’s two components, right, there’s the equity component and the cash component, both are fixed. The cash component is fixed at $9.50 a share, and the equity component is fixed at that conversion ratio of 0.31127 per, which translates to, I think it is $30.52 per DTS share, which was fixed as of last Thursday’s closing price.

Tony Reiner  - Cantor Fitzgerald - Analyst

So, firstly, are there collar points on that? I mean, if DTSI gets hit, or let’s be positive, DTSI, DTS runs 20%, right? And so, SRS is still getting basically 50% of $9.50, so $4.75, and the increase in DTSI stock component, or will there be less of a stock component because DTSI has run away from that —?

Mel Flanigan  - DTS Inc - CFO

The pricing is fixed. We would fully expect, post the announcement, for shares in both companies to move. In the case of the SRS shares, you will get the [ARBs] coming in and pushing it towards the $9.50. In our case, it can go — if you look at these over time, it can go either direction in the near term, and you would expect a little bit of volatility. Obviously, we didn’t want that to be an open variable as we go through the closing process.

Tony Reiner  - Cantor Fitzgerald - Analyst

So, are there collar points then if DTSI runs 20%?

Mel Flanigan  - DTS Inc - CFO

No.

Tony Reiner  - Cantor Fitzgerald - Analyst

And so, just to be really specific, and I apologize and thanks so much for walking through it although I’m sure you anticipated this question, if DTS loses 15%, it will no longer be a 50/50 deal, assuming efficient proration. Everybody is going to elect the $9.50, and everybody is going to be prorated back to $4.75 plus a part, right?

Mel Flanigan  - DTS Inc - CFO

Yes.

Operator

And, ladies and gentlemen, that does conclude today’s question-and-answer session, as well as the conference call. We thank you all for your participation. You may now disconnect.

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FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and SRS Labs operate and beliefs of and assumptions made by DTS, SRS Labs and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or SRS Labs or the combined company.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving DTS and SRS Labs, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating our companies, and the expected timetable for completing the proposed transaction — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•                  the ability of the parties to satisfy conditions to the closing of the transaction, including obtaining required regulatory approvals and the approval of SRS Labs stockholders;

•                  the possibility that SRS Labs or DTS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction;

•                  the ability to successfully complete the integration of acquired businesses, including the businesses being acquired from SRS Labs by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•                  any adverse effect to DTS’ business or the business being acquired from SRS Labs due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS and SRS Labs from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q.  Neither DTS nor SRS Labs assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed merger transaction, DTS and SRS Labs will file a registration statement and proxy statement/prospectus with the SEC.  DTS will file a registration statement on Form S-4 that includes a proxy statement of SRS Labs and which also constitutes a prospectus of DTS.  SRS Labs will mail the proxy statement/prospectus to its stockholders.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by DTS and SRS Labs with the SEC at the SEC’s web site at www.sec.gov or by directing a request when such a filing is made to DTS, 5220 Las Virgenes Road,

Calabasas, CA 91302, Attention: Stockholder Relations or by directing a request when such a filing is made to SRS Labs, 2909 Daimler Street, Santa Ana, CA 92705, Attention: Investor Relations.

Participants in the Solicitation

DTS, SRS Labs, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of SRS Labs is set forth in SRS Labs’ definitive proxy statement, which was filed with the SEC on April 25, 2011. Information about the directors and executive officers of DTS is set forth in its definitive proxy statement, which was filed with the SEC on April 10, 2012. Certain directors and executive officers of SRS Labs may have direct or indirect interests in the proposed merger transaction due to securities holdings, preexisting or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger transaction. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus DTS and SRS Labs will file with the SEC when it becomes available.